UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 24, 2009

SAKS INCORPORATED

Tennessee	1-13113	62-0331040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 East 49th Street, New York, New York 10017

(212) 940-5305

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Reference is made to the Amended and Restated Credit Agreement, dated as of November 26, 2003, among Saks Incorporated (the “Company”), Fleet Retail Group, Inc., as Agent (the “Agent”), and the other financial institutions party thereto, as lenders (filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2004) (the “Original Credit Agreement”); as amended by the First Amendment and Waiver to Credit Agreement and Second Amendment to Security Agreement, dated as of June 6, 2005, among the Company, the Agent and the other financial institutions party thereto, as lenders (filed as an Exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005) (the “First Amendment”); as further amended by the Second Amendment and Waiver to Credit Agreement, dated as of January 26, 2006, among the Company, the Agent, and the other financial institutions party thereto, as lenders (filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the Commission on February 1, 2006) (the “Second Amendment”); as further amended by the Third Amendment and Waiver to Credit Agreement, dated as of September 22, 2006, among the Company, Bank of America, N.A. (as successor in interest to Fleet Retail Group, LLC (f/k/a Fleet Retail Group, Inc.)), as Agent, and the other financial institutions party thereto, as lenders (filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 28, 2006) (the “Third Amendment”); and as further amended by the Fourth Amendment to Credit Agreement, dated as of January 15, 2008, by and among the Company, the Agent and the other financial institutions party thereto, as lenders (filed as an Exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008) (the “Fourth Amendment,” the Original Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the “Existing Credit Agreement”).

On November 23, 2009, the Company and Wells Fargo Retail Finance, LLC, as Agent, certain subsidiaries of the Company, as additional borrowers, Wells Fargo Retail Finance, LLC and General Electric Capital Corporation, as Co-Collateral Agents, and certain other financial institutions as agents and lenders entered into a Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”). The Second Amended and Restated Credit Agreement extends the maturity date of the facility to November 22, 2013. The maximum committed borrowing capacity remains at $500 million. The obligations of the Company and the other borrowers under the facility are guaranteed by the Company (in the case of the other borrowers) and certain of the Company’s subsidiaries, and the obligations continue to be secured by the borrowers’ and the guarantors’ inventory and certain third-party accounts receivable.

The Second Amended and Restated Credit Agreement also revises certain terms and covenants contained in the Existing Credit Agreement. While the borrowing capacity formula based on eligible inventory and credit card receivables remains substantially unchanged, the interest rates under the Second Amended and Restated Credit Agreement vary with usage and range from LIBOR plus 3.5% to LIBOR plus 4.0%. The Company also pays an unused line fee that varies from 0.50% per annum to 1.00% per annum, based on historical availability. There are no applicable financial covenants under the Second Amended and Restated Credit Agreement unless the availability falls below $87.5 million. Upon that occurrence, the Company would be subject to a fixed charge coverage ratio (as defined in the Second Amended and Restated Credit Agreement) of at least 1:1.

        The borrowings under the Second Amended and Restated Credit Agreement are available for working capital, the issuance of letters of credit, capital expenditures, and other general corporate purposes.

The foregoing description of the Second Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Credit Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference. The Second Amended and Restated Credit Agreement, while creating no new aggregate indebtedness for the Company, extends the maturity of the indebtedness under the Existing Credit Facility to November 22, 2013.

Item 7.01.	Regulation FD Disclosure.

On November 24, 2009, the Company issued the press release that is furnished as Exhibit 99.2 to this Current Report on

Form 8-K and that is incorporated by reference into this Item 7.01, announcing the execution of the Second Amended and Restated Credit Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2009	SAKS INCORPORATED

	By:	/S/ KEVIN G. WILLS
	Name:	Kevin G. Wills
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Amended and Restated Credit Agreement, dated as of November 23, 2009, among Saks Incorporated, the other Borrowers named therein, the various financial institutions now or hereafter parties thereto, as Lenders, Wells Fargo Retail Finance, LLC, as Agent, Wells Fargo Retail Finance, LLC and General Electric Capital Corporation, as Co-Collateral Agents, Regions Bank, as Syndication Agent, and UBS Securities LLC and General Electric Capital Corporation, as Co-Documentation Agents

99.2	Press Release issued by Saks Incorporated dated November 24, 2009 (furnished only)